EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY

    State or
 Jurisdiction
of Organization     Subsidiaries                                   Ownership %
---------------     ------------                                   -----------

Delaware            DMLP CO.                                          100.0
Netherlands         D, P & D Investments B.V.                         100.0
Colorado            Long Canyon Gas Company, LLC                       75.4
Colorado            Lorencito Gas Gathering, LLC                       85.0
Delaware            Mesa Environmental Ventures Co.                   100.0
Texas               Mesa Offshore Royalty Partnership                 100.0
Delaware            Parker & Parsley Argentina, Inc.                  100.0
South Africa        Petroleum South Cape (Pty) Ltd.                   100.0
Canada              Pioneer Energy Canada Ltd.                        100.0
Delaware            Pioneer International Resources Company           100.0
Nigeria             Pioneer JDZ Limited                               100.0
Texas               Pioneer Natural Gas Company                       100.0
Delaware            Pioneer Natural Resources Alaska, Inc.            100.0
Cayman Islands      Pioneer Natural Resources Anaguid Ltd.            100.0
Argentina           Pioneer Natural Resources (Argentina) S.A.        100.0
Canada              Pioneer Natural Resources Canada Inc.             100.0
Cayman Islands      Pioneer Natural Resources Equatorial
                    Guinea Limited                                    100.0
Bahamas             Pioneer Natural Resources Libya Limited           100.0
Cayman Islands      Pioneer Natural Resources Morocco Limited         100.0
Nigeria             Pioneer Natural Resources Nigeria
                    (320) Limited                                     100.0
Cayman Islands      Pioneer Natural Resources Nigeria Ltd.            100.0
Delaware            Pioneer Natural Resources Properties LP           100.0
Texas               Pioneer Natural Resources  Scholarship
                    Foundation                                        100.0
South Africa        Pioneer Natural Resources South Africa
                    (Pty) Limited                                     100.0
Argentina           Pioneer Natural Resources (Tierra Del
                    Fuego) S.A.                                       100.0
Cayman Islands      Pioneer Natural Resources Tunisia Ltd.            100.0
Delaware            Pioneer Natural Resources USA, Inc.               100.0
Nigeria             Pioneer Nigeria Deepwater Limited                 100.0
Nigeria             Pioneer NR Nigeria (256) Limited                  100.0
Cayman Islands      Pioneer Resources Africa Limited                  100.0
Bahamas             Pioneer Resources Gabon Limited                   100.0
Bahamas             Pioneer Resources Gabon-Olowi Ltd.                100.0
Texas               Pioneer Uravan, Inc.                              100.0
Delaware            Westpan NGL LP                                    100.0
Delaware            Westpan Properties, Inc.                          100.0
Nevada              Westpan Resources Company                         100.0
Delaware            Westpan Resources LP                              100.0


                    Partnerships that
                    Pioneer Natural Resources USA, Inc.
                    is the managing general partner
                    --------------------------------------------

Texas               Parker & Parsley 87-A Conv., Ltd.
Delaware            Parker & Parsley Private Investment 88, L.P.
Delaware            Parker & Parsley Private Investment 89, L.P.
Delaware            Parker & Parsley 90 Spraberry Private
                    Development, L.P.
Texas               Midkiff Development Drilling Program, Ltd.




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